Exhibit 23.3


                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement, (Form S-8 No. 333- 13059) of Software Publishing Corporation Holdings, Inc. (the "Company") pertaining to the Company's 1994 Long Term Incentive Plan, the Company's Registration Statement (Form S-8 No. 333-19169) pertaining to the Company's Outside Director and Advisor Stock Option Plan and the Company's Registration Statement (Form S-8 No. 333-19059) pertaining to the Company's 1987 Stock Option Plan, the Company's 1989 Stock Option Plan and the Company's 1991 Stock Option Plan, of our Report dated 14 April 1998, with respect to the financial statements of Serif (Europe) Limited included in the Company's Annual Report on Form 10-KSB for the year ended 31 December 1997, filed with the Securities and Exchange Commission.


                                                 s/Ernst & Young
                                                  Ernst & Young
                                              Chartered Accountants
Nottingham, United Kingdom
14 April, 1998